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                                                                    Exhibit 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Forest City Enterprises, Inc. and subsidiaries on Form S-3 of our report dated March 13, 1997, on our audits of the consolidated financial statements and financial statement schedules of Forest City Enterprises, Inc. and subsidiaries as of January 31, 1997 and 1996 and for the years ended January 31, 1997, 1996, and 1995. We also consent to the reference to our firm under the caption "Experts."

                                              COOPERS & LYBRAND L.L.P.

Cleveland, Ohio
April 24, 1997